Exhibit n.6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Terrence W. Olson, Sabrina Rusnak-Carlson, Andrew J. Morris and Julianne Walsh and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to

1.    execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of THL Credit, Inc. (the “Fund”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

2.    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the U.S. Securities and Exchange Commission and stock exchange or similar authority, including without limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes);

3.    execute in the name and on behalf of the undersigned any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Fund to comply with, or register any security issued by the Fund under, the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Fund’s Registration Statement on Form N-2, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority; and

4.    take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Date: May 20, 2020

/s/ Nancy Hawthorne
Nancy Hawthorne

/s/ Edmund P. Giambastiani, Jr.
Edmund P. Giambastiani, Jr.

/s/ James D. Kern
James D. Kern

/s/ Deborah McAneny
Deborah McAneny

/s/ Jane Musser Nelson
Jane Musser Nelson